UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 08, 2021

AppTech Corp.

(Exact name of registrant as specified in its charter)

Wyoming	65-0847995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5876 Owens Ave. Suite 100 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

 (760) 707-5959

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	APCX	OTC Pink Open Market

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

AppTech Corp. (the “Company”) is seeking to effect a reverse stock split of its common stock, par value $0.001 per share (the “Common Stock”). AppTech shall pursue the approval of a majority of its voting stock by written consent in lieu of a special meeting of the stockholders to amend the Company’s Certificate of Incorporation to effect the reverse stock split at a ratio determined by the Company’s Board of Directors within a ratio of not less than 1-for-2 and not greater than 1-for-12. If approved, the reverse stock split will reduce the number of shares of the Company’s common stock currently outstanding. Proportionate adjustments will be made to the conversion price of the shares of the Company’s Series A Preferred Stock currently outstanding, the per share exercise price and the number of shares of common stock that may be purchased upon exercise of outstanding stock options granted by the Company, and the number of authorized shares of common stock reserved for future issuance.

ITEM 8.01 OTHER EVENTS

On February 08, 2021, the Company issued a press release announcing its intent to pursue the reverse stock split. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference into this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit Number	Description
99.1	Press Release dated February 08, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH CORP.

Dated: February 08, 2021	By:	/s/ Luke D’Angelo
	Name:	Luke D’Angelo
	Title:	Interim Chief Executive Officer

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